UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): April 9, 2009

Bakers Footwear Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Missouri	000-50563	43-0577980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2815 Scott Avenue St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(314) 621-0699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 9, 2009 Bakers Footwear Group, Inc. (the “Company”) entered into a second amendment to its $7.5 million three-year subordinated secured term loan (the “Loan”) with Private Equity Management Group, Inc. (“PEM”), as arranger and administrative agent on behalf of an affiliated lender (the “Lender”) and the Lender in order to maintain compliance with its financial covenants. Also on April 9, 2009, the Company entered into a third amendment to its senior secured credit facility with Bank of America, N.A. (the “Bank”) in order to obtain the required consent of its senior lender.

Amendment to Subordinated Term Loan.

On April 9, 2009, the Company entered into a second amendment to the Loan pursuant to that certain Amendment Number 2 to Loan Documents (the “Term Loan Amendment”) with PEM and the Lender. The Term Loan Amendment further amends the Second Lien Credit Agreement (“Loan Agreement”) dated February 1, 2008, as amended, among the Company, PEM and the Lender. The Term Loan Amendment modifies the Company’s minimum adjusted EBITDA financial covenant for the period of February 3, 2008 to January 1, 2009 from $4,305,231 to negative $1,000,000 in order to maintain compliance with that covenant. The Term Loan Amendment also tightens certain other financial covenants relating to the Company’s tangible net worth (as defined in the Loan Agreement) and minimum adjusted EBITDA in future periods and reduces the allowable amount of the Company’s capital expenditures for fiscal years 2009 and 2010 to $1,000,000 per year.

As consideration for the Term Loan Amendment, the Company paid PEM a fee of $250,000 and issued PEM an additional 250,000 shares of its common stock, par value $0.0001 per share (the “New Shares”). After giving effect to the issuance of the New Shares, PEM beneficially owns 650,000 shares of the Company’s common stock, which represents beneficial ownership of approximately 8.8% of the Company’s common stock, including beneficial ownership of 3.4% reflected by the New Shares. The Term Loan Amendment is attached hereto as Exhibit 4.3 and is incorporated herein by reference.

Amendment to Senior Credit Facility.

On April 9, 2009 the Company and the Bank entered into a Third Amendment to Second Amended and Restated Loan and Security Agreement, which amended the terms of the Company’s senior secured revolving credit facility (the “Credit Facility Amendment”) in order to obtain the Bank’s consent to the Term Loan Amendment, as required. Under the terms of the Credit Facility Amendment, the Company and the Bank extended the maturity on the credit facility to January 31, 2011, reduced the credit ceiling from $40 million to $30 million, generally increased the interest rate from the Bank’s prime rate to the prime rate plus 2.5%, eliminated a grace period for failing to maintain a minimum availability and implemented other amendments to the agreement, including increasing certain fees.

Amounts borrowed under the facility bear interest at a rate equal to the base rate (as defined in the agreement) plus a margin amount. Under the Credit Facility Amendment, the base rate was revised so that it equals the greater of the Bank’s prime rate, the federal funds rate plus 0.50% or the Libor rate plus 1.0% (all as defined in the agreement). Also under the Credit Facility Amendment, the base rate margin was changed from 0% to up to 2.5%.

The revolving credit facility also allows the Company to apply an interest rate based on Libor (as defined in the agreement) plus a margin amount to a designated portion of the outstanding balance as set forth in the agreement. Under the amendment, the Libor margin (as defined in the agreement) was increased by 75 basis points from a range of 1.75% - 2.25% to 2.50% - 3.0%. Following the occurrence of any event of default, the Bank may increase the rate by an additional two percentage points.

The Credit Facility Amendment also increases the Company’s unused line fee from 0.25% per annum to 0.50% per annum. The unused line fee is payable monthly based on the difference between the revolving credit ceiling and the average loan balance under the agreement. The aggregate amount that the Company may borrow under the agreement at any time is further limited by a formula, which is based substantially on the Company’s inventory level but cannot be greater than the revolving credit ceiling of $30 million. The Credit Facility Amendment reduces the Company’s borrowing base (as defined in the credit facility) for the periods from October 1 to December 15 of each year and decreases the amount of permitted acquisitions (as defined in the agreement) per year from $2,000,000 to $250,000.

As part of the Credit Facility Amendment, the Bank consented to the Term Loan Amendment. As consideration for the Credit Facility Amendment and the extension of the maturity date of the facility, the Company paid $125,000 in fees. As of April 11, 2009, the Company has an outstanding balance on its revolving credit facility of $14.8 million and unused borrowing capacity of $2.3 million. The Credit Facility Amendment is attached hereto as Exhibit 10.6 and is incorporated by reference herein.

Amounts borrowed under the credit facility continue to be secured by substantially all of the Company’s assets. In connection with the administration of the agreement, the Company is required to pay a facility fee of $2,000 per month. If contingencies related to early termination of the revolving credit facility were to occur, or if the Company requests and receives an accommodation from the lender in connection with the facility, the Company may be required to pay additional fees.

The credit facility continues to include financial, reporting and other covenants relating to, among other things, use of funds under the facility in accordance with the Company’s business plan, prohibiting a change of control, including any person or group acquiring beneficial ownership of 40% or more of the Company’s common stock or the Company’s combined voting power (as defined in the credit facility), maintaining a minimum availability, prohibiting new debt, restricting dividends and the repurchase of the Company’s stock, and restricting certain acquisitions. In the event that the Company violates any of these covenants, or if other indebtedness in excess of $1.0 million could be accelerated, or in the event that 10% or more of the Company’s leases could be terminated (other than solely as a result of certain sales of the Company’s common stock), the lender would have the right to accelerate repayment of all amounts outstanding under the agreement, or to commence foreclosure proceedings on the Company’s assets.

The Company maintains other relationships with the Bank from time to time, including commercial banking and other financial services. Andrew N. Baur, one of the Company’s directors and a shareholder, is a director of Marshall & Ilsley Corporation and Chairman of Southwest Bank of St. Louis, a subsidiary of Marshall & Ilsley. Southwest Bank was a 10% participant in the credit facility until April 9, 2009.

Summary of Subordinated Secured Term Loan, as amended.

As previously described in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 4, 2008 and May 9, 2008, the Company consummated the Loan on February 4, 2008. The Loan matures on February 1, 2011, with interest and principal installments paid monthly at an interest rate of 15% per annum. As of April 11, 2009, the Company had an outstanding balance of $5.0 million on the Loan. The Loan is secured by substantially all of the Company’s assets and is subordinate to the Company’s credit facility with the Bank, the Company’s senior lender, but it is senior to the Company’s $4 million in aggregate principal amount of subordinated convertible debentures due 2012 (the “Debentures”). As a result of the issuance of the New Shares, the weighted average conversion price adjustment on the Debentures was triggered, lowing the conversion price from $8.59 to $8.31. The Debentures are now convertible into an aggregate of 481,347 shares of common stock, after eliminating fractional shares.

The Company has broad obligations to indemnify, and pay the fees and expenses of PEM and the Lender in connection with, among other things, the enforcement, performance and administration of the Loan Agreement and the other loan documents. The Loan Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Under the Loan Agreement, the Company continues to be permitted to prepay the Loan, subject to prepayment penalties which now range between 2% and 1% of the aggregate principal balance of the Loan. The Company is also required to make prepayments, subject to the senior subordination agreement between the Company, PEM and the Bank (the “Senior Subordination Agreement”), on the Loan in certain circumstances, including generally if the Company sells property and assets outside the ordinary course of business, and upon receipt of certain extraordinary cash proceeds and upon sales of securities. The Senior Subordination Agreement is attached hereto as Exhibit 4.6 and is incorporated herein by reference.

The Loan Agreement contains financial covenants which require the Company to maintain specified levels of tangible net worth and adjusted EBITDA (both as defined in the Loan Agreement) each fiscal quarter and annual limits on capital expenditures. The Loan Agreement also contains certain other restrictive covenants, including covenants that restrict the Company’s ability to use the proceeds of the Loan, to incur additional indebtedness, to pre-pay other indebtedness, to dispose of assets, to effect certain corporate transactions, including specified mergers and sales of all or substantially all of the Company’s assets, to change the nature of the Company’s business, to pay dividends (other than in the form of common stock dividends), as well as covenants that limit transactions with affiliates and prohibit a change of control. For this purpose, a change of control is generally defined as, among other things, a person or entity acquiring beneficial ownership of more than 50% of the Company’s common stock, specified changes to the Company’s Board of Directors, sale of all or substantially all of the Company’s assets or certain Company recapitalizations. The Loan Agreement also contains customary representations and warranties and affirmative covenants, including provisions relating to providing reports, inspections and appraisal, and maintenance of property and collateral.

Upon the occurrence of an event of default under the Loan Agreement, the Lender will be entitled to acceleration of the debt plus all accrued and unpaid interest, subject to the Senior Subordination Agreement, with the interest rate increasing to 17.5% per annum. The Loan Agreement generally provides for customary events of default, including default in the payment of principal or interest or other required payments, failure to observe or perform covenants or agreements contained in the transaction documents (excluding the registration rights agreement), materially breaching the Company’s credit facility with the Bank or the terms of the Company’s Debentures, generally failure to pay when due debt obligations (broadly defined, subject to certain exceptions) in excess of $1 million, specified events of bankruptcy or specified judgments against the Company.

The Company previously amended the Loan in May 2008 to reduce the Company’s first quarter 2008 minimum adjusted EBITDA financial covenant and to defer principal payments until September 1, 2008, with the remaining principal payments under the Loan re-amortized over the original term. As consideration for the initial Loan and the first amendment thereto, PEM previously received 400,000 shares of the Company’s common stock and the Company paid PEM an advisory fee of $300,000 and PEM’s costs and expenses. The Company has granted certain registration rights to PEM with respect to the initial 400,000 shares which are described in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 4, 2008 and May 9, 2008. The Company did not grant PEM any registration rights with respect to the New Shares. The first amendment to the Loan is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The Bank’s consent to the First Term Loan Amendment is attached hereto as Exhibit 4.7 and is incorporated by reference herein.

Additional Information on Credit Arrangements and Liquidity

As discussed below in Item 2.02, on April 15, 2009 the Company issued a press release (the “Press Release”) announcing results for the fourth quarter and the fiscal year ended January 31, 2009. As described in the Press Release, the Company incurred a net loss of $15.0 million in fiscal year 2008 and a net loss of $17.7 million in fiscal year 2007. These losses had a significant negative impact on the Company’s financial position and liquidity. As of January 31, 2009, the Company had negative working capital of $14.8 million, unused borrowing capacity under its revolving credit facility of $0.7 million, and its shareholders’ equity had declined to $10.4 million. Please see the Press Release for additional information.

The Company’s business plan for fiscal year 2009 is based on mid-single digit increases in comparable store sales which began in the second quarter of fiscal year 2008 through the remainder of the year, inventory management and on timely promotional activity. The Company is also working with its landlords and vendors to arrange payment terms that are reflective of its cash flow patterns in order to best manage its availability. However, the Company can give no assurance that it will meet the sales, margin levels or cash flow goals contemplated in its business plan.

The Company continues to face considerable liquidity constraints. Fiscal year 2009 comparable store sales through April 11, 2009 are up 7.5% consistent with the Company’s business plan, under which it expects to maintain adequate levels of liquidity for the remainder of fiscal year 2009. Although the Company believes its business plan is achievable, should the Company fail to achieve the sales or gross margin levels it anticipates, or if the Company were to incur significant unplanned cash outlays, it would become necessary for the Company to obtain additional sources of liquidity or make further cost cuts to fund its operations. However, there is no assurance that the Company would be able to obtain such financing on favorable terms, if at all, or to successfully further reduce costs in such a way that would continue to allow it to operate its business. Please see “Item 1. Business — Risk Factors — If our sales trends do not improve, we could fail to maintain a liquidity position adequate to support our ongoing operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2008.

As described above, the Company’s subordinated secured term loan includes certain financial covenants. Based on the Company’s business plan for the remainder of the year and other actions, the Company believes that it will be able to comply with its financial covenants. However, given the inherent volatility in the Company’s sales performance, there is no assurance that the Company will be able to do so. Furthermore, in light of the Company’s historical sales volatility and the current state of the economy, the Company believes that there is a reasonable possibility that it may not be able to comply with its minimum adjusted EBITDA covenant. Failure to comply would be a default under the terms of the Company’s term loan and could result in the acceleration of the term loan, and possibly all of the Company’s debt obligations. If the Company is unable to comply with its financial covenants, the Company will be required to seek one or more amendments or waivers from its lenders. The Company believes that it would be able to obtain any required amendments or waivers, but can give no assurance that it would be able to do so on favorable terms, if at all. If the Company is unable to obtain any required amendments or waivers, the Company’s lenders would have the right to exercise remedies specified in the loan agreements, including accelerating the repayment of the Company’s debt obligations and taking collection actions against us. If such acceleration occurred, the Company currently has insufficient cash to pay the amounts owed and would be forced to obtain alternative financing as discussed above.

For additional information on the Company’s loan arrangements, please see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” in the Company’s Quarterly Report on Form 10-Q for the quarter ended November 1, 2008 and “Item 1. Business — Risk Factors — The terms of our three-year subordinated secured term loan contain certain financial covenants with respect to our performance and other covenants that restrict our activities. If we are unable to comply with these covenants, the lender could accelerate the repayment of our indebtedness and subject us to a cross-default under our credit facility,” “Item 1. Business — Risk Factors — Our operations could be constrained by our ability to obtain funds under the terms of our revolving credit facility” and “Item 1. Business — Risk Factors — Our credit facility restricts our activities” in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2008.

The Press Release and the information set forth above contains forward-looking statements (within the meaning of Section 27(A) of the Securities Act of 1933 and Section 21(E) of the Securities Exchange Act of 1934). The Company has no duty to update such statements. Actual future events and circumstances could differ materially from those set forth in this Current Report, including the Press Release, due to various factors.

Factors that could cause these conditions not to be satisfied include inability to satisfy debt covenants, material declines in sales trends and liquidity, inability to satisfy listing requirements, material changes in capital market conditions or in the Company’s business, prospects, results of operations or financial condition and other risks and uncertainties, including those detailed in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including those discussed in “Item 1. Business — Recent Developments” in the Form 10-K, and in each report under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Position and Results of Operations” and in each report Note 2 to the Company’s financial statements, and in the Company’s other filings with the Securities and Exchange Commission.

Item 2.02.  Results of Operations and Financial Condition.

On April 15, 2009, the Company issued a press release (the “Press Release”) announcing financial results for the fourth quarter and fiscal year ended January 31, 2009. A copy of the Press Release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein. The description of the Press Release contained herein is qualified in its entirety by the full text of such exhibit.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

In connection with the Term Loan Amendment and the sale and issuance of the New Shares, the Company relied on the exemption from registration relating to offerings that do not involve any public offering pursuant to Section 4(2) under the Securities Act of 1933 and/or Rule 506 of Regulation D promulgated pursuant thereto. The offering of the securities was conducted without general solicitation or advertising. The New Shares issued bear restrictive legends permitting the transfer thereof only in compliance with applicable securities laws. The Company believes that the acquiror acquired the New Shares for investment purposes and not with a view to or for distribution in these transactions and that it is an “accredited investor” under Rule 501(e) under Regulation D under the Securities Act of 1933.

Item 7.01.  Regulation FD Disclosure.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKERS FOOTWEAR GROUP, INC.

Date: April 15, 2009	By:	/s/ Charles R. Daniel, III
Charles R. Daniel, III Executive Vice President, Chief Financial Officer, Controller, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1

Second Lien Credit Agreement dated February 1, 2008 (“Loan Agreement”) by and among the Company, and Private Equity Management Group, Inc. and the Lender named therein (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 4, 2008 (File No. 000-50563)).

4.2

Note evidencing amounts borrowed by the Company under the Loan Agreement (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on February 4, 2008 (File No. 000-50563)).

4.3

Security Agreement dated February 1, 2008 by and among the Company, Private Equity Management Group, Inc. and the Lender named therein (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on February 4, 2008 (File No. 000-50563)).

4.4

Subordination Agreement dated February 1, 2008 by and among the Company, Bank of America, N.A. and Private Equity Management Group, Inc., in its capacity as administrative agent for the Lender named therein (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on February 4, 2008 (File No. 000-50563)).

4.5

Subordination Agreement dated February 1, 2008 by and among the Company, Private Equity Management Group, Inc., in its capacity as administrative agent for the Lender named therein, and the subordinated creditors named therein (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on February 4, 2008 (File No. 000-50563)).

4.6

Registration Rights Agreement dated February 1, 2008 by and among the Company and Private Equity Management Group, Inc. (incorporated by reference to Exhibit 4.6 to the Company’s Current Report on Form 8-K filed on February 4, 2008 (File No. 000-50563)).

4.7

Fee Letter dated February 1, 2008 between Private Equity Management Group, Inc. and the Company (incorporated by reference to Exhibit 4.7 to the Company’s Current Report on Form 8-K filed on February 4, 2008 (File No. 000-50563)).

4.8

Amendment Number 1 to Loan Documents dated May 9, 2008 by and among the Company, Private Equity Management Group, Inc. and the Lender named therein (incorporated by reference to Exhibit 4.8 to the Company’s Quarterly Report on Form 10-Q for the quarter year ended May 3, 2008 filed on June 17, 2008 (File No. 000-50563)).

4.9

Letter of Consent delivered to the Company and Private Equity Management Group, Inc. by Bank of America, N.A. (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on May 9, 2008 (File No. 000-50563)).

4.10	Amendment Number 2 to Loan Documents dated April 9, 2009 by and among the Company, Private Equity Management Group, Inc. and the Lender named therein.

10.1

Second Amended and Restated Loan and Security Agreement dated as of August 31, 2006 by and between Bank of America, N.A. and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 7, 2006 (File No. 000-50563)).

10.2

Amended and Restated Revolving Credit Note dated as of August 31, 2006 by and between Bank of America, N.A. and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 7, 2006 (File No. 000-50563)).

10.3

Waiver and Consent Agreement dated as of April 18, 2007 by and between Bank of America, N.A. and the Company (incorporated by reference to Exhibit 10.14.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2007 filed on April 24, 2007 (File No. 000-50563)).

10.4

First Amendment to Second Amended and Restated Loan and Security Agreement dated as of May 17, 2007 by and between the Company and Bank of America, N.A. (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on May 18, 2007 (File No. 000-50563)).

10.5

Extension Agreement dated June 26, 2007 between the Company and Bank of America, N.A. (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on July 2, 2007 (File No. 000-50563)).

10.6

Second Amendment to Second Amended and Restated Loan and Security Agreement dated February 1, 2008 by and among the Company and Bank of America, N.A. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 4, 2008 (File No. 000-50563)).

10.7	Third Amendment to Second Amended and Restated Loan and Security Agreement dated February 1, 2008 by and among the Company and Bank of America, N.A.

99.1	Press release dated April 15, 2009 relating to results for the thirteen weeks and fifty-two weeks ended January 31, 2009.